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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

FMC TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, April 28, 2005
11:00 a.m. (C.S.T.)
Mid-America Club
80th Floor—Aon Center
200 E. Randolph Drive
Chicago, Illinois 60601
March 29, 2005
Dear Stockholder:
You are invited to the 2005 Annual Meeting of Stockholders of FMC Technologies, Inc. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

•	Re-elect two directors, Thomas M. Hamilton and Richard A. Pattarozzi, each for a term of three years; and

•	Vote on any other business properly brought before the meeting.
MANAGEMENT RECOMMENDS A VOTE FOR THE RE-ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.
Your vote is important. To be sure that your vote counts and to assure a quorum, please submit your vote promptly by telephone or internet or by signing, dating and returning the enclosed proxy card by mail in accordance with the instructions on the proxy card whether or not you plan to attend the meeting.

By order of the Board of Directors

Jeffrey W. Carr
Vice President, General Counsel
and Secretary

Joseph H. Netherland
Chairman, President and
Chief Executive Officer
March 29, 2005
Dear Stockholder:
It is my pleasure to invite you to attend FMC Technologies’ 2005 Annual Meeting of Stockholders. The meeting will be held on Thursday, April 28, 2005 at 11:00 a.m. (C.S.T.) in the Mid-America Club, 80th Floor, Aon Center, 200 E. Randolph Drive, Chicago, Illinois. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.
During the meeting, I will report to you on FMC Technologies’ financial results and other achievements during 2004 and on our goals for the future. We welcome this opportunity to engage in a dialogue with our stockholders and look forward to your comments and questions.
If you are a stockholder of record and you plan to attend the meeting, please mark the appropriate box on your proxy card. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notification to our Investor Relations Department, 200 E. Randolph Drive, 66th Floor, Chicago, Illinois 60601, and enclose evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those indicating they plan to attend the Annual Meeting of Stockholders will be placed on an admission list held at the registration desk at the entrance to the meeting.
It is important that your shares be represented at the meeting, regardless of the number you may hold. You can vote by mail, telephone or internet in accordance with the instructions printed on the enclosed proxy card. Whether or not you plan to attend, please submit your vote as soon as possible to assure a quorum. This will not prevent you from voting your shares in person if you are present at our Annual Meeting.
I look forward to seeing you on April 28th.
Sincerely,

I. Information about Voting
Solicitation of Proxies. The Board of Directors of FMC Technologies, Inc. (“FMC Technologies” or the “Company”) is soliciting proxies for use at the 2005 Annual Meeting of FMC Technologies and any adjournments of that meeting. FMC Technologies first mailed this proxy statement, the accompanying form of proxy and the FMC Technologies Annual Report for 2004 on March 29, 2005.
Agenda Items. The agenda for the Annual Meeting is to:

1.	Re-elect two directors: Thomas M. Hamilton and Richard A. Pattarozzi; and

2.	Conduct any other business properly brought before the meeting and any adjournment thereof.
Who Can Vote. You can vote at the Annual Meeting if you are a holder of FMC Technologies common stock, par value of $0.01 per share (“Common Stock”), as of the close of business on the record date. The record date is February 28, 2005. You will have one vote for each share of Common Stock. As of February 28, 2005, there were 69,119,497 shares of Common Stock outstanding and entitled to vote. The shares you may vote include those held directly in your name as a stockholder of record, shares you hold under FMC Technologies’ benefit plans and shares held for you as a beneficial owner through a broker, bank or other nominee.
Different Means of Holding Shares. Many FMC Technologies stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their name. If your shares are registered directly in your name with FMC Technologies’ Transfer Agent, National City Bank, you are considered the stockholder of record with respect to those shares, and FMC Technologies is sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy to the persons appointed by FMC Technologies or to vote in person at the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares, and you are also invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a proxy, executed in your favor, from the stockholder of record. Your broker or nominee is obligated to provide you with a voting instruction card for you to use.
How to Vote. You may vote your shares in one of the following ways:

•	You can attend the Annual Meeting and cast your vote there if you are a stockholder of record on the record date or you have a proxy from the record holder designating you as the proxy.

•	You can vote by signing, dating and returning the enclosed proxy card by mail. If you do, the individuals named on the card will vote your shares in the way you indicate.

•	You can vote by telephone or through the internet (see the instructions printed on the enclosed proxy card).

•	You can provide voting instructions to the bank, broker or other nominee that is the holder of record of shares of Common Stock that you beneficially own, if you hold your shares in street name (such as through a bank or broker), by the method communicated to you by such bank, broker or other nominee.
Who Counts the Votes. Our Board of Directors will designate individuals to serve as inspectors of election for the Annual Meeting. The inspectors will determine the number of shares outstanding and the number of shares represented at the meeting. They will also determine the validity of proxies and ballots, count all of the votes and determine the results of the actions taken at the Annual Meeting.
Use of Proxies. Unless you instruct us on the proxy card to vote differently, we plan to vote your signed and returned proxy FOR the re-election of the nominees for the Board of Directors. We do not now know of any other matters to come before the Annual Meeting. If other matters do arise, proxy holders will vote the proxies according to their best judgment.
Revoking a Proxy. You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Sending a written notice to the Secretary of FMC Technologies at the Company’s principal executive offices at 1803 Gears Road, Houston, TX 77067;

•	Delivering a properly executed, later-dated proxy;

•	Voting again by telephone or through the internet in accordance with the instructions printed on the proxy card; or

•	Attending the Annual Meeting and voting in person.
The Quorum Requirement. We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting either attend the Annual Meeting in person or are represented by proxy. Abstentions and broker “non-votes” are not counted as votes “for” or “against” a proposal, but are counted as present and entitled to vote for the purpose of establishing a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner indicates on a particular proposal that the broker does not have discretionary voting authority with respect to that proposal and has not received voting instructions from the beneficial owner.
Vote Required for Action. Directors are elected by a plurality vote of shares of Common Stock present in person or represented by proxy at the meeting. Other actions require the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the meeting. As a result, abstentions and broker “non-votes” will not affect the outcome of the election of directors, but will have the effect of a “no” vote on matters other than director elections. In accordance with the rules of the New York Stock Exchange, a proposal to elect directors is considered to be a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions within the time period specified in the voting instructions submitted by such brokerage firms.
II. Proposal Submitted for Voting
Election of Directors
FMC Technologies has three classes of directors, each class being of as nearly equal size as possible. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for the nominees for director for the 2005 Annual Meeting will expire at the 2008 Annual Meeting.
Nominees for Director
The nominees for director this year are Thomas M. Hamilton and Richard A. Pattarozzi. Information about the nominees, the continuing directors and the Board of Directors is contained in the section of this proxy statement entitled “Board of Directors.”
The Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available:

•	the proxies may be voted for another person nominated by the current Board of Directors to fill the vacancy;

•	the Board of Directors may decide to leave the vacancy temporarily unfilled;

•	or the size of the Board of Directors may be reduced.
The Board of Directors recommends a vote FOR the re-election of Thomas M. Hamilton and Richard A. Pattarozzi.

III. Board of Directors
Nominees for Director
Class I— Term Expiring in 2008

Thomas M. Hamilton Principal Occupation: Retired Chairman, President and Chief Executive Officer of EEX Corporation, an oil and gas exploration company Age: 61 Director Since: 2001

Mr. Hamilton served as the Chairman, President and Chief Executive Officer of EEX Corporation from January 1997 until his retirement in November 2002. From 1992 to 1997, Mr. Hamilton served as Executive Vice President of Pennzoil Company and as President of Pennzoil Exploration and Production Company. Mr. Hamilton was a director of BP Exploration, where he served as Chief Executive Officer of the Frontier and International Operating Company of BP Exploration from 1989 to 1991 and as the General Manager for East Asia/ Australia/ Latin America from 1988 to 1989. From 1985 to 1988, he held the position of Senior Vice President of Exploration at Standard Oil Company, prior to its being merged into BP. Mr. Hamilton serves on the Board of Directors of TODCO.

Richard A. Pattarozzi Principal Occupation: Retired Vice President of Shell Oil Company Age: 61 Director Since: 2002

Mr. Pattarozzi served as Vice President of Shell Oil Company from March 1999 until his retirement in January 2000. He previously served as President and Chief Executive Officer for both Shell Deepwater Development, Inc. and Shell Deepwater Production, Inc. from 1995 until 1999. Mr. Pattarozzi serves on the Boards of Directors of Global Industries, Ltd., Stone Energy, Inc., Transocean Inc., Tidewater, Inc. and Superior Energy Services, Inc.

Directors Continuing in Office
Class II— Term Expiring in 2006

Mike R. Bowlin Principal Occupation: Retired Chairman of the Board of Atlantic Richfield Company Age: 62 Director Since: 2001

Mr. Bowlin served as Chairman of Atlantic Richfield Company from 1995 until his retirement in April 2000 and as its Chief Executive Officer from July 1994 until his retirement. From 1992 until his election to Chief Executive Officer of ARCO in 1994, Mr. Bowlin served as Executive Vice President and then as President and Chief Operating Officer of ARCO. Mr. Bowlin joined ARCO in 1969 and became President of ARCO Coal Company in 1985. Mr. Bowlin served as Senior Vice President, from 1987 to 1992, and President, from 1992 to 1993, of ARCO International Oil and Gas Company. Mr. Bowlin serves on the Board of Directors of Edwards Lifesciences Corporation and Horizon Health Company. He is a Trustee of the Los Angeles World Affairs Council. Mr. Bowlin is a former Chairman of the Board of the American Petroleum Institute.

Edward J. Mooney
Principal Occupation: Retired Délégué Général— North America,
  Suez Lyonnaise des Eaux, a global provider of energy, water, waste and communications services
Age: 63
Director Since: 2001

Mr. Mooney served as Délégué Général — North America, Suez Lyonnaise des Eaux from March 2000 until his retirement in March 2001. From 1994 to 2001, Mr. Mooney was Chairman and Chief Executive Officer of Nalco Chemical Company. He serves on the Boards of Directors of FMC Corporation, The Northern Trust Company and Cabot Microelectronics Corporation.

James M. Ringler
Principal Occupation: Retired Vice Chairman of Illinois Tool Works Inc.,
  an international manufacturer of highly engineered components and industrial systems
Age: 59
Director Since: 2001

Mr. Ringler served as Vice Chairman of Illinois Tool Works Inc. until his retirement in 2004. Prior to joining Illinois Tool Works, he was Chairman, President and Chief Executive Officer of Premark International, Inc. from October 1996 until Premark merged with Illinois Tool Works in November 1999. Mr. Ringler joined Premark in 1990 and served as Executive Vice President and Chief Operating Officer until 1996. From 1986 to 1990, he was President of White Consolidated Industries’ Major Appliance Group, and from 1982 to 1986 he was President and Chief Operating Officer of The Tappan Company. Prior to joining The Tappan Company in 1976, Mr. Ringler was a consulting manager with Arthur Andersen & Co. Mr. Ringler serves on the Boards of Directors of The Dow Chemical Company, Corn Products International, Inc., Autoliv Inc. and NCR Corporation.

Class III — Term Expiring in 2007

Asbjorn Larsen Principal Occupation: Retired President and Chief Executive Officer of Saga Petroleum ASA, an oil and gas company Age: 68 Director Since: 2001

Mr. Larsen served as President and Chief Executive Officer of Saga Petroleum ASA from January 1979 until his retirement in May 1998. He served as President of Sagapart a.s. (limited) in 1973 and from 1976 as Vice President (Economy and Finance) of Saga Petroleum. From 1966 to 1973, Mr. Larsen was a manager of the Norwegian Shipowners’ Association. Mr. Larsen is currently Chairman of the Board of Belships ASA and Vice Chairman of the Board of Saga Fjordbase AS. Mr. Larsen is a member of the Council of Det Norske Veritas and is the Chairman of DNV’s Control Committee. Mr. Larsen is also a member of the Board of Selvaag Gruppen AS and of the Board of the Danish Oil and Natural Gas Company— DONG AS (Copenhagen).

Joseph H. Netherland Principal Occupation: Chairman, President and Chief Executive Officer of FMC Technologies, Inc. Age: 58 Director Since: 2001

Mr. Netherland was elected Chairman, President and Chief Executive Officer and a director of FMC Technologies in 2001. He previously served as President and a director of FMC Corporation from June 1999 after serving as Executive Vice President of FMC Corporation from 1998. Mr. Netherland was the General Manager of FMC Corporation’s Energy and Transportation Group from 1992 to 2001. Mr. Netherland became General Manager of FMC Corporation’s former Petroleum Equipment Group and General Manager of its former Specialized Machinery Group in 1985 and 1989, respectively. He serves on the Boards of Directors of the American Petroleum Institute, the Petroleum Equipment Suppliers Association, Newfield Exploration Company and the National Association of Manufacturers. Mr. Netherland is also a member of the Advisory Board of the Department of Engineering at Texas A&M University.

James R. Thompson Principal Occupation: Chairman, Chairman of the Executive Committee and Partner of the Law Firm of Winston & Strawn LLP, Chicago, Illinois Age: 68 Director Since: 2001

Governor Thompson has served as the Chairman of the Chicago law firm of Winston & Strawn LLP since January 1993. He joined the firm in January 1991 after serving four terms as Governor of the State of Illinois. Prior to his terms as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971-1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law and as an Assistant State’s Attorney of Cook County. Governor Thompson was a member of the National Commission on Terrorist Attacks Upon the United States (also known as the 9/11 Commission). He is the Chairman of the United HEREIU Public Review Board and serves on the Boards of Directors of the Chicago Board of Trade, FMC Corporation, Navigant Consulting Group, Inc., Maximus, Inc. and Hollinger International, Inc.

IV. Information about the Board of Directors
Corporate Governance
Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner that is consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance principles which the Board and senior management believe promote this purpose, are sound and represent best practices. The Board reviews these governance practices, the corporate laws of the State of Delaware under which FMC Technologies was incorporated, the rules and listing standards of the New York Stock Exchange and the regulations of the Securities and Exchange Commission, as well as best practices recognized by governance authorities to benchmark the standards under which it operates. The corporate governance principles adopted by the Board of Directors may be viewed on the Corporate Governance section of FMC Technologies’ Web site under Corporate Overview at www.fmctechnologies.com and are also available in print to any stockholder upon request. A request should be directed to the Company’s principal executive offices at 1803 Gears Road, Houston, TX 77067, Attention: Vice President, General Counsel and Secretary.
Meetings
During 2004, the Board of Directors held five regular meetings. All incumbent directors attended all meetings of the Board and all meetings of committees on which they served. The Board of Directors has scheduled a meeting in the morning prior to the 2005 Annual Meeting of Stockholders, and the Board encourages its members to attend the Annual Meeting of Stockholders. In 2004, all of our directors attended the Annual Meeting of Stockholders.
Committees of the Board of Directors
During 2004, the Board of Directors had three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.
Each of these committees operates pursuant to a written charter setting out the functions and responsibilities of the committee, each of which may be reviewed on the Corporate Governance section of FMC Technologies’ Web site at www.fmctechnologies.com and is also available in print to stockholders upon request submitted to the Company’s principal executive offices.
Audit Committee
The current members of the Audit Committee are Mr. Mooney (Chair) and Messrs. Hamilton, Larsen and Ringler. The Audit Committee held eight meetings during 2004, two of which included training sessions for its members: one session focused on the Sarbanes-Oxley Act of 2002 and the Company’s internal control assessment procedures and the other focused on current legal and accounting issues facing audit committees. The Board of Directors has determined that all of the members of the Audit Committee (Messrs. Hamilton, Larsen, Mooney and Ringler) meet the New York Stock Exchange standard of having accounting or related financial management expertise and meet the Securities and Exchange Commission criteria for an “audit committee financial expert.”
The Board of Directors approved a substantially revised Audit Committee charter in 2003 that incorporated the requirements for audit committees included within Securities and Exchange Commission regulations and the new corporate governance listing standards of the New York Stock Exchange that became effective in 2003 and 2004. The Audit Committee charter gives the Audit Committee the authority and responsibility for the retention, compensation and oversight of FMC Technologies’ independent public accountants and the review and approval in advance of the scope of audit and non-audit assignments and the related fees of the independent public accountants. The Audit Committee charter also gives this committee authority to fulfill its obligations under Securities and Exchange Commission and New York Stock Exchange requirements, including responsibilities associated with FMC Technologies’ external and internal audit staffing and planning, accounting and financial reporting issues associated with its financial statements and filings with the Securities and Exchange Commission, financial and accounting organization and internal controls, auditor independence and approval of non-audit services and “whistle-blower” procedures for reporting questionable accounting and audit practices. Audit Committee members meet privately in separate sessions with representatives of FMC Technologies’ senior management, the independent public accountants and FMC Technologies’ Director of Internal Audit after certain Board meetings (four such sessions were held in 2004).
Compensation Committee
The current members of the Compensation Committee are Mr. Bowlin (Chair) and Messrs. Pattarozzi and Thompson. The Compensation Committee held three meetings during 2004. The principal duties of the Compensation Committee include setting the compensation for the Chairman, President and Chief Executive Officer, reviewing and approving compensation policies and practices for other executive officers, reviewing and approving major changes in employee benefit plans, reviewing short and long-term incentive plans and equity grants, preparing a report on executive compensation for the annual proxy statement and other matters regarding compensation and benefits assigned by the Board.
Nominating and Governance Committee
The current members of the Nominating and Governance Committee are Mr. Pattarozzi (Chair) and Messrs. Bowlin and Thompson. The Nominating and Governance Committee was formed in 2004 and held two meetings during the year. The principal duties of the Nominating and Governance Committee include identifying and recommending to the Board of Directors qualified nominees for election as directors of FMC Technologies or to fill vacancies on the Board, making recommendations to the Board concerning the structure and membership of other Board committees and making recommendations to the Board of Directors from time to time regarding matters of corporate governance.
Stockholders may submit recommendations for candidates for election to the Board of Directors for consideration by the Nominating and Governance Committee by writing to Jeffrey W. Carr, Vice President, General Counsel and Secretary of FMC Technologies, Inc., 1803 Gears Road, Houston, Texas 77067. A letter making a director candidate recommendation must include the candidate’s name, biographical information and a summary of the candidate’s qualifications. In addition, the letter should be accompanied by a signed statement from the nominee that indicates that the nominee is willing to serve as a member of the Board. In order to make a recommendation for the 2006 Annual Meeting, please refer to the timing requirements specified in the section of this proxy statement entitled “Proposals for the 2006 Annual Meeting.” All submissions from stockholders meeting these requirements will be reviewed by the Nominating and Governance Committee.
The Nominating and Governance Committee has not established specific, minimum qualifications for director nominees that it recommends to the Board but instead periodically advises the Board of the combination of skills, experience, perspective and background that its members believe are required for the effective functioning of the Board considering FMC Technologies’ current business strategies and its regulatory, geographic and market environment. FMC Technologies’ Governance Principles provide that directors should be selected based on integrity, successful business experience, stature in their own fields of endeavor and the diversity of perspectives they bring to the Board, that a majority of FMC Technologies’ non-employee directors should be active or retired senior executives, preferably Chief Executive or Chief Operating Officers of publicly-held companies, and that FMC Technologies’ non-employee directors should also be chosen based on recognized experience in FMC Technologies’ lines of business and leadership in areas of government service, academia, finance and international trade. Nominees to be evaluated by the Nominating and Governance Committee for future vacancies on the Board will be selected by the committee from candidates recommended by multiple sources, including business and personal contacts of the members of the Nominating and Corporate Governance Committee, recommendations by FMC Technologies’ senior management and candidates identified by independent search firms, stockholders and other sources, all of whom will be evaluated based on the same criteria. All of the current nominees for the Board are standing members of the Board that are proposed by the entire Board for re-election.
Director Independence
The Nominating and Governance Committee conducted a review of the independence of the members of the Board of Directors and its committees and reported its findings to the full Board at its February 2005 meeting. Seven of FMC Technologies’ eight directors (including both of the nominees presently standing for re-election) are non-employee directors. The Nominating and Governance Committee reviewed the commercial relationships (i.e., the purchase and/or sale of products and services) between FMC Technologies and its subsidiaries, affiliates and executive officers with or by companies with whom the non-employee directors are affiliated or employed. Although the Board has not adopted categorical standards of materiality, none of the relationships was deemed to be material. FMC Technologies previously obtained legal services from Winston & Strawn, LLP, a law firm for which Mr. Thompson serves as Chairman. Aggregate fees paid to Winston & Strawn, LLP during 2004 were approximately $75,000, and the Company ceased obtaining legal services from Winston & Strawn, LLP in April 2004. Responses to questionnaires completed by the directors did not indicate any material relationships (including industrial, banking, consulting, legal, accounting, charitable or familial relationships) which would impair the independence of any of the non-employee directors.
Based on the report and recommendation of the Nominating and Governance Committee, the Board has determined that each of its seven non-employee members satisfies the independence criteria set forth in the corporate governance listing standards of the New York Stock Exchange. In addition, all of the members of the Audit Committee satisfy the enhanced independence criteria required for members of audit committees under regulations adopted by the Securities and Exchange Commission and the New York Stock Exchange corporate governance listing standards.
The Board will monitor and review, at least annually, commercial, charitable and other relationships that the directors have with FMC Technologies to determine whether a majority of its members continue to remain independent.
Executive Sessions of Independent Directors
The Board of Directors holds executive sessions of only its non-employee directors after each regularly scheduled Board of Directors meetings. Mr. Bowlin, the Chair of the Compensation Committee, has been selected by the Board of Directors to serve as the presiding chairperson, or presiding non-employee director, for these executive sessions during 2005.
Stockholders and other interested parties may communicate directly with the Board of Directors, with the presiding non-employee director for an upcoming meeting or the non-employee directors as a group by submitting written correspondence c/o Presiding Non-Employee Director, FMC Technologies, Inc., 1803 Gears Road, Houston, Texas 77067.
Director Compensation
Compensation Plan. In 2001, FMC Technologies adopted a compensation plan for non-employee members of its Board of Directors as a part of the FMC Technologies, Inc. Incentive Compensation and Stock Plan (“FMC Technologies Stock Plan”). Pursuant to such compensation plan, non-employee directors received annual compensation ranging from $117,500 to $131,500 (depending on specific committee and chair responsibilities) during 2004, which includes an annual retainer, meeting and committee chair fees and a non-retainer equity grant as described below.

Annual Retainer and Board and Committee Fees. Each non-employee director is paid an annual retainer of $40,000. At least $25,000 of this annual retainer is paid in restricted stock units. The remainder is either paid in equal quarterly installments in cash or, at the election of the non-employee director, deferred and invested in restricted stock units. These restricted stock units have a fair market value equal to the deferred amount of the annual retainer on the date of the grant and vest on the date of the next annual meeting of stockholders or as otherwise determined by the Board of Directors. Restricted stock units are payable in Common Stock upon cessation of service on the Board of Directors. Each non-employee director also receives cash remuneration in the amount of $1,500 for each Board of Directors meeting attended and $2,000 for each Board of Directors’ committee meeting attended, and each director is reimbursed for reasonable incidental expenses. The non-employee chairs of the Compensation Committee and the Nominating and Governance Committee receive an additional $8,000 per year, and the non-employee chair of the Audit Committee receives an additional $12,000 per year.

Non-Retainer Equity Grant. Each non-employee director also receives, in May of each year, an additional grant of restricted stock or restricted stock units of equivalent value. These awards vest on the date of FMC Technologies’ next annual meeting of stockholders or as otherwise determined by the Board of Directors and are payable in Common Stock upon cessation of service on the Board of Directors. On May 3, 2004, FMC Technologies granted each non-employee director 2,200 restricted stock units with a market value equal to $59,950 on the date of grant.
Beginning in 2005, the Board of Directors approved an increase to the compensation paid to non-employee directors based on a market compensation analysis of director compensation in the oilfield services industry conducted by Hewitt Associates. Total annual compensation for non-employee directors will be between $127,500 and $141,500 in 2005, depending on specific responsibilities. Although the annual retainer of $40,000 and meeting attendance fees will remain unchanged, the annual non-retainer equity grant made to each non-employee director will be increased with the number of shares of restricted stock or restricted stock units issued to have a market value of approximately $70,000.
Other Compensation. Employees of FMC Technologies who serve on the Board of Directors do not receive additional compensation for their service as directors. No other remuneration is paid to directors. Directors who are not FMC Technologies employees do not participate in FMC Technologies’ employee benefit plans other than the FMC Technologies Stock Plan.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
In 2004, the members of the Compensation Committee of the Board were Messrs. Bowlin, Pattarozzi and Thompson, none of whom has ever been an officer or employee of FMC Technologies or any of its subsidiaries. Governor Thompson is the Chairman of the law firm of Winston & Strawn, LLP, which provided legal services to FMC Technologies until April 2004. In April 2004, FMC Technologies ceased obtaining legal services from Winston & Strawn LLP. None of the executive officers of FMC Technologies has ever served on the board of directors or on the compensation committee of any other entity that has had any executive officer serving as a member of FMC Technologies’ Board of Directors.
V. Certain Relationships and Related Party Transactions
Board Of Directors Relationships and Related Party Transactions
In addition to FMC Technologies’ former relationship with Winston & Strawn LLP referenced above under “Compensation Committee Interlocks and Insider Participation in Compensation Decisions,” FMC Technologies and certain of its subsidiaries transacted business in 2004 with certain organizations for which FMC Technologies directors now serve, or during 2004 did serve, as officers or directors. In no case have the amounts involved been material in relation to FMC Technologies’ business or, to the knowledge and belief of FMC Technologies’ management, to the businesses of the other organizations or to the individuals concerned. Such transactions were on terms no less favorable to FMC Technologies than were reasonably available from unrelated third parties.

VI. Security Ownership of FMC Technologies
Management Ownership
The following table shows, as of February 1, 2005, the number of shares of Common Stock beneficially owned by each of FMC Technologies’ directors, its Chief Executive Officer, its four other most highly compensated executive officers and all directors and executive officers as a group. Except for Mr. Netherland, no director or executive officer named in the Summary Compensation Table beneficially owns more than one percent of the Common Stock.

	Beneficial Ownership on
	February 1, 2005

	Common Stock of FMC
Name	Technologies	Percent of Class(4)

Mike R. Bowlin(1)	26,789	*
Charles H. Cannon, Jr.(2)	200,649	*
Thomas M. Hamilton(1)(3)	23,964	*
Peter D. Kinnear(2)	172,685	*
Asbjorn Larsen(1)	34,285	*
Edward J. Mooney(1)	25,652	*
Joseph H. Netherland(2)	712,503	1.03%
Richard A. Pattarozzi(1)	10,053	*
Robert L. Potter(2)	160,433	*
James M. Ringler(1)	21,789	*
William H. Schumann, III(2)	138,768	*
James R. Thompson(1)	31,886	*
All directors and executive officers as a group (15 persons)(1)(2)	1,851,625	2.69%

(1)	Includes shares owned by the individual and shares subject to options granted and restricted stock units credited to individual accounts of non-employee directors under the FMC Technologies Stock Plan (see “Information about the Board of Directors-Director Compensation”). As of February 1, 2005, the number of shares subject to options granted and restricted stock units credited to non-employee directors under the FMC Technologies Stock Plan were as follows: Mr. Bowlin, 16,789; Mr. Hamilton, 17,964; Mr. Larsen, 31,803; Mr. Mooney, 14,793; Mr. Pattarozzi, 10,053; Mr. Ringler, 16,789; and Governor Thompson, 30,886. These directors have no power to vote or dispose of shares underlying the restricted stock units until they are distributed upon the cessation of their service on the Board of Directors. Until such distribution, these directors have an unsecured claim against FMC Technologies for such units.
(2)	Includes: (i) shares owned by the individual; (ii) shares held by the FMC Technologies, Inc. Savings and Investment Plan (“FMC Technologies Savings Plan”) for the account of the individual and the FMC Technologies, Inc. Non-Qualified Savings and Investment Plan (“FMC Technologies Non-Qualified Savings Plan”) for the benefit of the individual; and (iii) shares subject to options that are exercisable within 60 days and restricted stock shares that will vest within 60 days. The shares included in item (iii) in the aggregate amount to 709,466 shares for Mr. Netherland; 117,806 shares for Mr. Schumann; 168,392 shares for Mr. Kinnear; 199,860 shares for Mr. Cannon; 152,915 shares for Mr. Potter; and 1,732,244 shares for all directors and executive officers as a group.
(3)	Includes 6,000 shares held by the Tom and Carolyn Hamilton Family Foundation of which Mr. Hamilton is a director and an officer and shares voting and investment power with Mrs. Hamilton.
(4)	Percentages are calculated on the basis of the amount of outstanding shares (exclusive of treasury shares) plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 as of February 1, 2005. An asterisk appears where the individual’s beneficial ownership is less than one percent of FMC Technologies’ outstanding Common Stock.

Other Security Ownership
The table below lists the persons known by FMC Technologies to beneficially own more than five percent of the Common Stock as of February 1, 2005:

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Class(1)

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	8,636,637 shares(2)	12.55%
AXA Assurances I.A.R.D. Mutuelle 26, rue Drouot 75009 Paris, France	4,735,408 shares(3)	6.88%
Columbia Wanger Asset Management, L.P. 227 West Monroe Street Suite 3000 Chicago, IL 60606	4,221,600 shares(4)	6.13%
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	3,482,200 shares(5)	5.06%

(1)	Percentages are calculated on the basis of the amount of outstanding shares (exclusive of treasury shares) plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 as of February 1, 2005.
(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2005 believed to be reliable, T. Rowe Price Associates, Inc. reported sole voting power over 1,580,032 of such shares and sole dispositive power over all such shares of Common Stock as of December 31, 2004. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser. T. Rowe Price Associates, Inc. expressly disclaims beneficial ownership of these securities.
(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 believed to be reliable, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc. jointly reported sole voting power over 2,800,346 of such shares, shared voting power over 1,428,110 of such shares and sole dispositive power over all of such shares of Common Stock as of December 31, 2004. The mailing address for AXA is 25, avenue Matignon, 75008 Paris, France and the mailing address for AXA Financial, Inc. is 1290 Avenue of the Americas, New York, NY 10104.
(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005 believed to be reliable, Columbia Wanger Asset Management, L.P. and WAM Acquisition GP, Inc. jointly reported shared voting and dispositive power over all such shares of Common Stock as of December 31, 2004.
(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 believed to be reliable, Capital Research and Management Company reported sole dispositive power over all such shares of Common Stock as of December 31, 2004.

VII. Executive Compensation
Summary Compensation Table
The following table and narrative show all compensation awarded, paid to or earned by the Chairman, President and Chief Executive Officer of FMC Technologies and each of the four most highly compensated executive officers of FMC Technologies other than the Chairman, President and Chief Executive Officer from all sources for services rendered in all of their capacities to FMC Technologies during 2002, 2003 and 2004.

		Annual Compensation				Long-Term
						Compensation
				Other
				Annual		Restricted	Securities	All Other
				Compen-		Stock	Underlying	Compen-
	Fiscal	Salary	Bonus	sation		Award	Options	sation
Name and Principal Position	Year	($)	(1)($)	(2)($)		(4)(5)($)	(#)	(6)($)

JOSEPH H. NETHERLAND	2004	832,493	1,500,000	0		2,186,574	95,400	99,181
Chairman, President and	2003	792,858	988,591	0		1,939,198	150,000	88,692
Chief Executive Officer	2002	749,399	877,547	64,291	(3)	0	0	80,720
WILLIAM H. SCHUMANN, III	2004	489,093	539,812	0		585,104	25,500	45,762
Senior Vice President and	2003	469,192	381,313	0		176,449	36,900	42,791
Chief Financial Officer	2002	441,208	356,937	0		0	0	36,382
PETER D. KINNEAR	2004	440,500	544,352	0		650,676	28,400	42,141
Executive Vice President	2003	404,500	331,973	0		182,266	38,200	36,838
	2002	349,083	287,993	0		597,450	0	26,284
CHARLES H. CANNON, JR.	2004	402,837	305,230	0		400,998	17,500	37,494
Senior Vice President	2003	389,253	316,346	0		168,693	35,500	34,645
	2002	372,534	298,399	0		0	0	29,143
ROBERT L. POTTER	2004	304,205	232,930	0		284,986	12,400	27,627
Vice President	2003	288,565	232,208	0		124,096	26,100	24,810
	2002	267,152	207,577	0		379,000	0	19,933

(1)	The FMC Technologies Stock Plan provides for annual bonuses to be paid based on performance against specified individual objectives and corporate financial results versus approved targets.
(2)	FMC Technologies provides certain perquisites to each of the listed executive officers that did not exceed, for any officers, $50,000 or 10 percent of his annual salary plus bonus, for any of the fiscal years presented, with the exception of perquisites provided to Mr. Netherland in 2002.
(3)	In 2002, Mr. Netherland received $34,504 as a reimbursement for relocation expenses and the payment of taxes attributable to such reimbursement, which is included in “Other Annual Compensation” for that year. No other perquisite that Mr. Netherland received in 2002 exceeded 25 percent of the total amount of perquisites Mr. Netherland received in that year.
(4)	The number and value of the aggregate FMC Technologies restricted stock held by each of the listed executive officer on December 31, 2004, with the value based on the closing market price per share of Common Stock on December 31, 2004, the last trading day of the year, was: Mr. Netherland, 184,900 shares at $5,953,780; Mr. Schumann, 32,300 shares at $1,040,060; Mr. Kinnear, 70,200 shares at $2,260,440; Mr. Cannon, 24,600 shares at $792,120; and Mr. Potter, 37,700 shares at $1,213,940. Dividends will not be paid on any of the restricted stock shares unless FMC Technologies pays dividends on its Common Stock.
(5)	FMC Technologies granted 35,000 restricted stock shares to Mr. Kinnear on October 1, 2002 and 20,000 restricted stock shares to Mr. Potter on March 1, 2002. On February 20, 2003, FMC Technologies granted 33,200 restricted stock shares to Mr. Netherland, 9,100 restricted stock shares to Mr. Schumann, 9,400 restricted stock shares to Mr. Kinnear, 8,700 restricted stock shares to Mr. Cannon, and 6,400 restricted stock shares to Mr. Potter. FMC Technologies granted 65,000 restricted stock shares to Mr. Netherland on March 1, 2003. On February 19, 2004, FMC Technologies granted 86,700 restricted stock shares to Mr. Netherland, 23,200 restricted stock shares to Mr. Schumann, 25,800 restricted stock shares to Mr. Kinnear, 15,900 restricted stock shares to Mr. Cannon, and 11,300 restricted stock shares to Mr. Potter. The restricted stock shares granted on February 20, 2003 will vest on January 2, 2006. The restricted stock shares granted on February 19, 2004 will vest on January 2, 2007. All other restricted stock shares described in this footnote vest on the fourth anniversary of their grant date.
(6)	The 2002, 2003 and 2004 amounts include the following: for Mr. Netherland, $76,165 in 2002, $83,351 in 2003 and $90,717 in 2004 for annual matching contributions to the FMC Technologies Savings Plan and the FMC Technologies Non-Qualified Savings Plan and $4,555 in 2002, $5,341 in 2003 and $8,464 in 2004 for life insurance; for Mr. Schumann, $35,301 in 2002, $41,306 in 2003 and $43,520 in 2004 for annual matching contributions to the FMC Technologies Savings Plan and the FMC Technologies Non-Qualified Savings Plan and $1,081 in 2002, $1,485 in 2003 and $2,242 in 2004 for life insurance; for Mr. Kinnear, $24,739 in 2002, $34,537 in 2003 and $38,624 in 2004 for annual matching contributions to the FMC Technologies Savings Plan and the FMC Technologies Non-Qualified Savings Plan and $1,545 in 2002, $2,301 in 2003 and $3,517 in 2004 for life insurance; for Mr. Cannon, $27,749 in 2002, $32,964 in 2003 and $35,735 in 2004 for annual matching contributions to the FMC Technologies Savings Plan and the FMC Technologies Non-Qualified Savings Plan and $1,394 in 2002, $1,681 in 2003 and $1,759 in 2004 for life insurance; and for Mr. Potter, $19,022 in 2002, $23,652 in 2003 and $26,513 in 2004 for annual matching contributions to the FMC Technologies Savings Plan and the FMC Technologies Non-Qualified Savings Plan and $911 in 2002, $1,158 in 2003 and $1,114 in 2004 for life insurance.

Option Grants for Services Rendered in 2004
The table below shows information on individual grants of stock options made in 2004 under the FMC Technologies Stock Plan for services rendered during 2004 by each executive officer named in the Summary Compensation Table. All stock options were granted on February 19, 2004. FMC Technologies did not grant any stock appreciation rights during 2004.

	Number of	Percent of Total			Grant Date
	Securities	Options Granted	Exercise or		Value Present
	Underlying Options	to Employees in	Base Price		($)
Name	Granted in 2004(#)	2004	($/SH)	Expiration Date	(1)(2)

Joseph H. Netherland	95,400	21.1%	25.22	2/19/2014	865,278
William H. Schumann, III	25,500	5.6%	25.22	2/19/2014	231,285
Peter D. Kinnear	28,400	6.3%	25.22	2/19/2014	257,588
Charles H. Cannon, Jr.	17,500	3.9%	25.22	2/19/2014	158,725
Robert L. Potter	12,400	2.7%	25.22	2/19/2014	112,468

(1)	We used the Black-Scholes option pricing model to value these options as of the date granted. The model assumed: an option term of 5 years; a risk-free interest rate of 3.1 percent; an assumed annual volatility of underlying stock of 35.1 percent and no dividends being paid. FMC Technologies made no assumptions regarding restrictions on vesting or the likelihood of vesting.
(2)	The ultimate values of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an option holder will realize when exercising an option will depend on the excess of the market value of the Common Stock on the date the option is exercised over the exercise price.
Aggregated Option Exercises in 2004 and Year-End Option Values
Shown below is information with respect to options to purchase Common Stock exercised in 2004 by the officers named in the Summary Compensation Table and the value of unexercised FMC Technologies options held by them at December 31, 2004.

			Number of Securities
			Underlying Unexercised	Value of Unexercised
	Shares		Options/SARs at	in-the-Money Options at
	Acquired On	Value	12/31/2004 (#)	12/31/2004 ($) (1)
	Exercise	Realized
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Joseph H. Netherland	426,169	$6,245,267	709,466/245,400	$8,689,201/$2,587,392
William H. Schumann, III	269,893	$3,884,066	117,806/62,400	$1,437,233/$650,679
Peter D. Kinnear	56,785	$906,242	168,392/66,600	$2,089,464/$687,574
Charles H. Cannon, Jr.	142,146	$1,876,938	199,860/53,000	$2,515,321/$576,905
Robert L. Potter	41,955	$839,782	152,915/38,500	$1,927,600/$420,893

(1)	The closing price of FMC Technologies Common Stock at December 31, 2004, the last trading day of 2004, was $32.20.

Retirement Plans
The following table shows the estimated annual retirement benefits under the FMC Technologies pension plan (and its supplements) for eligible salaried employees (including officers) payable upon retirement at age 65 (normal retirement age) in 2005 at various levels of salary and years of service. Payment of benefits shown is contingent on the continuation of the present plan (and its supplements) until the employee retires.

	Estimated Annual Retirement Benefits for Years of Service Indicated(1)

Final Average Earnings(2)	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years

$ 150,000	$30,098	$40,130	$50,163	$60,196	$70,228	$81,478
$ 250,000	$52,598	$70,130	$87,663	$105,196	$122,728	$141,478
$ 350,000	$75,098	$100,130	$125,163	$150,196	$175,228	$201,478
$ 450,000	$97,598	$130,130	$162,663	$195,196	$227,728	$261,478
$ 550,000	$120,098	$160,130	$200,163	$240,196	$280,228	$321,478
$ 650,000	$142,598	$190,130	$237,663	$285,196	$332,728	$381,478
$ 900,000	$198,848	$265,130	$331,413	$397,696	$463,978	$531,478
$1,150,000	$255,098	$340,130	$425,163	$510,196	$595,228	$681,478
$1,300,000	$288,848	$385,130	$481,413	$577,696	$673,978	$771,478
$1,450,000	$322,598	$430,130	$537,663	$645,196	$752,728	$861,478
$1,650,000	$367,598	$490,130	$612,663	$735,196	$857,728	$981,478
$1,850,000	$412,598	$550,130	$687,663	$825,196	$962,728	$1,101,478

(1)	Benefits shown are total qualified plus nonqualified pension benefits, and will not be reduced by Social Security benefits or other offsets.
(2)	“Final Average Earnings” in the table means the average of covered compensation for the highest 60 consecutive calendar months out of the 120 calendar months immediately preceding retirement. Covered compensation includes the total of the amounts appearing in the Salary and Bonus Columns of the Summary Compensation Table in this Proxy Statement.
At February 1, 2005, Messrs. Netherland, Schumann, Kinnear, Cannon, and Potter had 31, 23, 33, 22, and 31 years of credited service under the pension plan (and its supplements), respectively.
Applicable benefits for employees whose years of service and earnings differ from those shown in the table are equal to (A + B) times (C) where: (A) equals 1 percent of allowable Social Security covered compensation ($48,696 for a participant retiring at age 65 in 2005) times years of credited service (up to a maximum of 35 years) plus 1.5 percent of the difference between Final Average Earnings and allowable Social Security covered compensation times years of credited service (up to a maximum of 35 years); (B) equals 1.5 percent of Final Average Earnings times years of credited service in excess of 35 years; and (C) equals the ratio of credited service at termination to credited service projected to age 65.
Termination and Change of Control Arrangements
Plan and Participants. The Board of Directors adopted an Executive Severance Plan in 2001. Seventeen officers and managers participate in the plan, including all five of the individuals listed in the Summary Compensation Table.
Benefits. If a change in control (as described below) of FMC Technologies occurs and if, within two years of that change of control, a participant’s employment is terminated without cause or a participant voluntarily terminates his or her employment because his or her duties, location, salary, compensation or benefits are changed or are reduced, then the participant is generally entitled to benefits from FMC Technologies. In general, those benefits include: (i) a lump sum payment of three, two or one (depending on position) times the total of annual salary plus the greater of (a) the highest annualized target total management incentive award granted for any year and (b) the average of the actual annualized incentive awards paid for the two plan years immediately preceding the executive’s termination; (ii) a payment equal to prorated target bonus for the year of termination; (iii) immediate vesting of long-term incentive awards, restricted stock and stock options; (iv) continuation of medical and other benefits for up to three years; (v) distribution of accrued nonqualified retirement plan benefits; and (vi) up to an additional three years of credited service for purposes of our nonqualified plans. FMC Technologies will compensate the participant for any excise tax liability as a result of payments under the plan. Mr. Netherland, Mr. Schumann and Mr. Kinnear can also receive these benefits if they voluntarily terminate their employment with FMC Technologies prior to the thirteenth month after a change in control of FMC Technologies.
Change in Control. In general, the following transactions are considered changes in control under the plan: (i) a third party’s acquisition of 20 percent or more of the outstanding Common Stock; (ii) a change in the majority of the Board of Directors; (iii) completion of specified mergers, business combinations or asset purchases or sales (unless after the transaction (a) the stockholders of FMC Technologies prior to the transaction own more than 60 percent of the resulting entity, (b) members of the FMC Technologies Board of Directors before the transaction constitute a majority of the Board of Directors of the resulting entity, and (c) no person owns 20 percent or more of the outstanding Common Stock or voting securities); or (iv) the complete liquidation or dissolution of FMC Technologies.
Report of the Compensation Committee on Executive Compensation
Goals. FMC Technologies’ executive compensation program is designed to align total compensation with stockholder interests. The program:

•	Incents and rewards executives for sound business management and improvement in stockholder value.

•	Balances its components so that both short- and longer-term operating and strategic objectives are recognized.

•	Requires achieving objectives within a “high-performance” environment to be rewarded.

•	Is intended to attract, motivate and retain executives necessary for the long-term success of FMC Technologies.
The program consists of three different compensation components: base salary; variable cash incentive awards; and long-term incentive awards (stock options and restricted stock).
Base salary. Annually FMC Technologies retains compensation consultant Hewitt Associates to conduct an external survey to set competitive base salary ranges for the Company’s executives. In order to obtain the most relevant survey data, Hewitt surveys include comparable companies in the industries in which FMC Technologies competes, including many of the companies in the Oilfield Services Index (OSX). All elements of the Company’s executive compensation programs are evaluated, including base pay, target bonus, long-term incentives and perquisites, for the CEO and thirteen other executive positions. The most recent survey indicated the midpoint of the salary grade of FMC Technologies’ CEO, Mr. Netherland, was somewhat below the market median. The aggregate midpoints for the thirteen survey positions, including the CEO and the positions of the four other executive officers named in the Summary Compensation Table, were at the market median.
Salary ranges for FMC Technologies executives are established based on similar positions in other companies of comparable size and complexity. Generally, FMC Technologies sets its competitive salary midpoint for any executive at the median level compared with the companies surveyed. Performance levels within the salary ranges are delineated to recognize different levels of performance ranging from “needs improvement” to “exceptional”. As a result, although nominally targeted to fall at or near the 50th percentile of comparable organizations, any individual’s compensation will actually fall at a point within the salary range corresponding to his or her performance.
Starting placement in a salary range is a function of an employee’s skills, experience, expertise and anticipated job performance. Each year performance is evaluated against mutually agreed-upon objectives and performance standards that may, in part, be subjective; a performance rating is established; and a salary increase may be granted. For Mr. Netherland, performance factors used in 2004 included improving upon the Company’s world class safety performance, EPS improvement, continuing to build management depth, ensuring compliance with the internal financial control requirements of the Sarbanes-Oxley Act of 2002, debt reduction and revenue growth.
Mr. Netherland last received a base salary increase in June 2004. The Compensation Committee evaluated his performance as outstanding based on performance results versus the mutually agreed upon objectives noted above. Mr. Netherland was awarded a base salary increase of 5.0%, placing him in the “outstanding” pay category in his salary range.
Management Incentive Awards. Management Incentive Awards under the FMC Technologies Stock Plan provide for annual cash incentives for achievement of both annual performance incentive (“API”) targets and business performance incentive (“BPI”) targets. The Committee oversees the FMC Technologies Stock Plan objectives and design as well as the setting of performance targets and approval of awards. For participating managers, target incentives vary from 20% to 90% of base salary. BPI payments can range from 0 to 3 times the target incentive. In 2004, the BPI was based on improvement in Net Contribution (50%) and EBITDA growth (50%).
In 2004, the API comprised 30% of the total target incentive and the BPI comprised 70% of the total target incentive for all participants. The API incentive is less quantitative than the BPI. The API rating varies with individual performance versus objectives and can range from 0 to 2 times the target percentage. It is awarded based on achieving annual objectives set for the individual’s most important business responsibilities. For Mr. Netherland in 2004, these achievements included:

•	Increase in year over year sales of 20.0%, from $2.307 billion to $2.768 billion

•	Increase in year over year backlog of 26.3%, from $1.258 billion to $1.587 billion

•	Increase in EPS year over year of 63.1%, from $1.03 to $1.68

•	Decrease in net debt year over year of 79.7%, from $192.5 million to $39.0 million

•	Increase in share price year over year of 38.2%, from $23.30 to $32.20
In addition, the Compensation Committee awarded Mr. Netherland, along with Messrs. Kinnear and Schumann, a special bonus for their outstanding work on the MODEC share conversion, which resulted in over $60 million of value for FMC Technologies’ shareholders. For Mr. Netherland, this part of his bonus amounted to $367,953.
Mr. Netherland’s combined BPI and API payment and special MODEC bonus for 2004, shown as Bonus in the Summary Compensation Table, was $1,500,000.

Equity Awards. The FMC Technologies Stock Plan is designed to link closely the long-term reward of executives with increases in stockholder value. The 2001 approval of the FMC Technologies Stock Plan provides the Committee with broad discretion to select the appropriate types of rewards. Currently there are annual long-term incentive awards of restricted stock and/or stock options granted to executives and other management employees for whom the Hewitt survey has indicated equity grants are normally part of total compensation. The award vesting period for both the restricted stock and stock options awarded through this program is three years.
To determine the number of restricted shares and stock options to be granted, Hewitt provides in its annual executive compensation survey competitive economic values for each executive position. The number of restricted shares and stock options granted to each executive is based on the target economic value and the Black-Scholes valuation of FMC Technologies stock on December 31. The Black-Scholes valuation is provided by Hewitt. Mr. Netherland’s long-term incentive award for 2004 was 95,400 options and 86,700 shares of restricted stock. The grants for the other four executive officers appear in footnote 5 to the Summary Compensation Table. The economic value of these annual grants was consistent with the median value granted to executives in comparable positions with the companies included in the survey. Any increases or decreases in the share price will impact the value of these awards for the executive.
The FMC Technologies Stock Plan also provides for Management Incentive Awards in the form of restricted stock grants, which are awarded very selectively to key management personnel and high-potential managers for retention purposes under a key manager restricted stock program. Such grants vest in full after four years.
Section 162(m) Deductibility. The Committee continues to review the $1 million cap on tax deductible compensation and is advised that stock option grants made through the end of 2003 meet the requirements for deductibility. The FMC Technologies Stock Plan, approved in 2001, may not meet all requirements for deductibility under Section 162(m) of the Internal Revenue Code. However, unless the amounts involved become material, the Committee believes that it is more important to preserve its flexibility under the plan to craft appropriate incentive awards.
Stock Retention Policy. FMC Technologies has established guidelines setting expectations for the ownership of FMC Technologies stock by corporate officers and directors. The corporate officer guidelines for stock retention are based on a multiple of two to five times the individual’s total compensation midpoint. The stock retention guidelines for directors are based on a multiple of five times the annual retainer. All directors and corporate officers governed by this policy, including all those named in this Proxy Statement, meet or exceed their respective stock retention guidelines.
The preceding report has been furnished by the following members of the Compensation Committee:

Mike Bowlin, Chairman
Richard A. Pattarozzi
James R. Thompson

Stockholder Return Performance Presentation
The following chart compares the percentage change in the cumulative stockholder return on the Common Stock against the cumulative total return of the OSX Oil Services Index and the S&P Composite— 500 Stock Index. The comparison is for a period beginning June 14, 2001 (the first date the Common Stock was traded on the New York Stock Exchange) and ending December 31, 2004. The chart assumes the investment of $100 on June 14, 2001 and the reinvestment of all dividends.
Stockholder Return Performance Presentation

	June 14,	December 31,	December 31,	December 31,	December 31,
	2001	2001	2002	2003	2004

FMC Technologies	$100	$75	$93	$106	$146

OSX	$100	$74	$73	$79	$105

S&P 500	$100	$94	$72	$91	$99

VIII. Other Matters
Equity Compensation Plan Information
Shown below is information as of December 31, 2004 with respect to the shares of Common Stock that may be issued under FMC Technologies’ existing equity compensation plans.

Number of shares
	Number of shares to be			remaining available
	issued upon exercise		Weighted average exercise	for future issuance
	of outstanding options,		price of outstanding options,	under equity
	warrants and rights		warrants and rights	compensation plans

Equity compensation plans approved by security holders	4,106,570	(1)	$19.75	7,425,088	(2)
Equity compensations plans not approved by security holders	—		—	—
Total	4,106,570	(1)	$19.75	7,425,088	(2)

(1)	Includes the number of shares that may be issued upon the exercise of outstanding options to purchase shares of FMC Technologies Common Stock under the FMC Technologies Stock Plan. Does not include shares of restricted stock that have been awarded under the FMC Technologies Stock Plan but have not yet vested.
(2)	Includes shares available for future issuance under the FMC Technologies Stock Plan, excluding the shares quantified in Column 1. In addition to stock options, the FMC Technologies Stock Plan provides for the issuance of restricted stock, stock appreciation rights, dividend equivalent rights, other stock-based awards, performance awards and cash incentive awards.
Section 16(a) Beneficial Ownership Reporting Compliance
FMC Technologies has undertaken responsibility for preparing and filing the stock ownership forms required under Section 16(a) of the Securities Exchange Act of 1934 on behalf of its officers and directors. Based on a review of forms filed and information provided by officers and directors to FMC Technologies, FMC Technologies believes that all Section 16(a) reporting requirements were fully met during 2004, except that (i) late Form 4 filings were filed on January 4, 2005 with respect to the May 3, 2004 grant of restricted stock units referenced above under “Information about the Board of Directors-Director Compensation” to each of Messrs. Bowlin, Hamilton, Larsen, Mooney, Pattarozzi, Ringler and Thompson and (ii) a late Form 5 filing was filed on February 11, 2005 with respect to a January 7, 2004 disposition of 15 shares of Common Stock and a February 5, 2004 disposition of 3 shares of Common Stock by Mr. Larsen’s bank in settlement of custodial account fees.
Audit Committee Report
The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by FMC Technologies under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent FMC Technologies incorporates this Report by specific reference.
The Audit Committee of the Board of Directors has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with KPMG LLP, FMC Technologies’ independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61; and

•	Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP its independence.
In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in FMC Technologies’ Annual Report on Form 10-K for the year ended December 31, 2004.
The preceding report has been furnished by the following members of the Audit Committee:

Edward J. Mooney (Chair)
Thomas M. Hamilton
Asbjorn Larsen
James M. Ringler
Relationship with Independent Public Accountants
The Audit Committee of the Board of Directors has reappointed KPMG LLP as FMC Technologies’ independent public accountants for 2005. KPMG LLP has served as the independent public accountants for FMC Technologies since its inception. During 2003 and 2004, the Audit Committee pre-approved all audit and non-audit services provided by KPMG LLP. During 2003 and 2004, KPMG LLP’s fees were as follows:

	2003	2004

	(In thousands)
Audit Fees(1)	$1,736	$4,545
Audit Related Fees(2)	125	153
Tax Fees(3)	779	618
All Other Fees(4)	676	453

Total	$3,316	$5,769

(1)	Audit Fees consist of fees for the annual audit of FMC Technologies’ consolidated financial statements, foreign statutory audits, quarterly reviews of interim financial statements in FMC Technologies’ Form 10-Q reports and, in 2004, the audit of internal controls over financial reporting for compliance with the Sarbanes-Oxley Act of 2002.
(2)	Audit Related Fees are primarily associated with benefit plan audits and assistance with due diligence of potential acquisitions.
(3)	Tax Fees consist of fees for compliance, consultation and planning with respect to various domestic and foreign corporate tax matters.
(4)	All Other Fees include fees for tax and other compliance services for expatriates and consultation regarding financial reporting controls.

The Audit Committee of the Board of Directors considered the effect of KPMG LLP’s non-audit services in assessing the independence of such accountants and concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
The Audit Committee of the Board of Directors reviews all relationships between KPMG LLP and FMC Technologies, including the provision of non-audit services, which may relate to the auditor’s independence. The Audit Committee’s approval is required prior to retaining KPMG LLP for any permitted non-audit services and for the fees payable for such services. The fees for all of the services summarized in the table above not constituting Audit Fees were pre-approved by the Audit Committee of the Board of Directors in 2004.
FMC Technologies has been advised by KPMG LLP that it will have a representative in attendance at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.
Code of Ethics
FMC Technologies’ Code of Business Conduct and Ethics, which is applicable to all of its employees, officers and directors, may be found in the Corporate Governance section of FMC Technologies’ Web site under Corporate Overview at www.fmctechnologies.com and is also available in print to stockholders upon request. A request should be directed to the Company’s principal executive offices at 1803 Gears Road, Houston, TX 77067, Attention: Vice President, General Counsel and Secretary. FMC Technologies has established a hotline for employees to report violations of the ethics policy or complaints regarding accounting and auditing practices on an anonymous basis. Reports of possible violations of financial or accounting policies made to the hotline are directed to FMC Technologies’ Director of Internal Audit and the chair of the Audit Committee.
Proposals for the 2006 Annual Meeting
Stockholders may make proposals to be considered at the 2006 Annual Meeting. To be included in the proxy statement and form of proxy for the 2006 Annual Meeting, stockholder proposals must be received not later than November 16, 2005, at FMC Technologies’ principal executive offices, 1803 Gears Road, Houston, Texas 77067, Attn: Vice President, General Counsel and Secretary.
FMC Technologies’ By-Laws provide that no business may be brought before an annual meeting unless: specified in the notice of meeting; otherwise brought before the meeting by or at the direction of the Board of Directors; or brought by a stockholder who has delivered notice to FMC Technologies (containing certain information specified in the By-Laws) not less than 60 nor more than 90 days before the date of the meeting. If FMC Technologies provides less than 70 days’ notice or public disclosure of the date of the annual meeting, then a stockholder may bring business before that meeting if FMC Technologies receives notice from that stockholder within 10 days after FMC Technologies’ notice or public disclosure of the date of the annual meeting. A copy of the full text of the By-Law provisions discussed above may be obtained by writing to the Vice President, General Counsel and Secretary, FMC Technologies, Inc., 1803 Gears Road, Houston, Texas 77067.

Stockholders Sharing an Address
In accordance with notices sent to beneficial owners of FMC Technologies Common Stock sharing a single address, we are sending only one Annual Report of Stockholders and Proxy Statement to that address unless we receive contrary instructions from any beneficial owner at that address. This “householding” practice reduces our printing and postage costs. However, if a beneficial owner at such an address wishes to receive separate Annual Reports to Stockholders or Proxy Statements this year or in the future, he or she may contact our Transfer Agent, National City Bank, by mail at Corporate Trust Operations, P.O. Box 92301, Cleveland, Ohio 44193-0900, by telephone at (800) 622-6757, by facsimile at (216) 257-8508 or by e-mail at shareholder.inquiries@nationalcity.com. If you are a stockholder of record receiving multiple copies, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.
Expenses Relating to this Proxy Solicitation
FMC Technologies will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, FMC Technologies’ officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. In accordance with the rules of the Securities and Exchange Commission and the New York Stock Exchange, FMC Technologies will also reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of Common Stock and obtaining the proxies of those owners. FMC Technologies has retained Georgeson Shareholder Services of East Rutherford, New Jersey to assist in the solicitation of proxies. FMC Technologies will pay the cost of such assistance, which is estimated to be $8,000, plus reimbursement for out-of-pocket fees and expenses.

Jeffrey W. Carr
Vice President, General
Counsel and Secretary

FMC Technologies, Inc.

FMC Technologies, Inc.
1803 Gears Road
Houston, Texas 77067
Notice of
Annual Meeting of Stockholders
April 28, 2005
and Proxy Statement
FMC Technologies, Inc.

VOTE BY TELEPHONE
Have this form available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have this form available when you access the website http://www.votefast.com and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date the card below and return it to: National City Bank, P.O. Box 535300, Pittsburgh PA 15253-9837.

Vote by Telephone Call Toll-Free using a touch-tone telephone:
1-800-542-1160

Vote by Internet Access the Website and cast your vote:
http://www.votefast.com

Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on April 27, 2005 to be counted in the final tabulation.
If you vote by telephone or Internet, please do not mail your proxy card.

ê    Please fold and detach card at perforation before mailing.    ê

PROXY	FMC TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Joseph H. Netherland, William H. Schumann, III and Jeffrey W. Carr, and each of them, proxy for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of FMC Technologies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of FMC Technologies, Inc. to be held on April 28, 2005, at 200 East Randolph Drive, Chicago, Illinois at 11:00 a.m. (C.S.T.) and any adjournment or postponement thereof. The matters to be voted upon are set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

Dated: , 2005

Signature

Please sign exactly as name appears at left.

If you intend to vote by mail, please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by voting by telephone or Internet, or by promptly returning your proxy in the enclosed envelope.

ê  FOLD AND DETACH HERE  ê

PROXY	FMC TECHNOLOGIES, INC.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

The Board of Directors recommends a vote FOR each of the nominees for Director.

1.    Election of two Directors to serve in Class I for a term expiring in 2008 as set forth in the Proxy Statement.

Nominees:	(01) Thomas M. Hamilton	(02) Richard A. Pattarozzi
❑ FOR	❑ Withheld	❑ For All Except

(Except nominee(s) written above).

NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE

VOTE BY TELEPHONE
Have this form available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have this form available when you access the website http://www.votefast.com and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date the card below and return it to: National City Bank, P.O. Box 535300, Pittsburgh PA 15253-9837.

Vote by Telephone Call Toll-Free using a touch-tone telephone:
1-800-542-1160

Vote by Internet Access the Website and cast your vote:
http://www.votefast.com

Vote by Mail Return your voting instruction form in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on April 26, 2005 to be counted in the final tabulation.
If you vote by telephone or Internet, please do not mail your voting instruction card.

ê    Please fold and detach card at perforation before mailing.    ê

VOTING INSTRUCTIONS	FMC TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

FIDELITY MANAGEMENT TRUST COMPANY, Trustee

You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may come before the meeting, all shares of stock represented by my interest in the FMC Technologies, Inc. Stock Fund of the FMC Technologies, Inc. Savings and Investment Plan at the Annual Meeting of Stockholders of FMC Technologies, Inc. to be held on April 28, 2005, at 200 East Randolph Drive, Chicago, Illinois at 11:00 a.m. (C.S.T.) and any adjournment or postponement thereof, as follows. The matters to be voted upon are set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement.

THE UNDERSIGNED HEREBY REVOKES ANY VOTING INSTRUCTIONS HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

Dated: , 2005

Signature
Please sign exactly as name appears at left.

If you intend to vote by mail, please mark, sign, date, and return this voting instruction form promptly using the enclosed envelope.

YOUR VOTE IS IMPORTANT

Only the Trustee can vote your shares represented on this voting instruction form. You can ensure that your shares are represented at the meeting by voting by telephone or Internet, or by marking, signing and returning this voting instruction form promptly in the enclosed envelope.

ê  FOLD AND DETACH HERE  ê

VOTING INSTRUCTIONS	FMC TECHNOLOGIES, INC.

These voting instructions, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

Unless otherwise instructed prior to April 26, 2005, the Trustee WILL VOTE your shares in the same manner and proportion as the number of shares for which the Trustee received instruction.

The Board of Directors recommends a vote FOR each of the nominees for Director.

1.    Election of two Directors to serve in Class I for a term expiring in 2008 as set forth in the Proxy Statement.

Nominees:	(01) Thomas M. Hamilton	(02) Richard A. Pattarozzi
❑ FOR	❑ Withheld	❑ For All Except

(Except nominee(s) written above).

NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE

VOTE BY TELEPHONE
Have this form available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have this form available when you access the website http://www.votefast.com and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date the card below and return it to: National City Bank, P.O. Box 535300, Pittsburgh PA 15253-9837.

Vote by Telephone Call Toll-Free using a touch-tone telephone:
1-800-542-1160

Vote by Internet Access the Website and cast your vote:
http://www.votefast.com

Vote by Mail Return your voting instruction form in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on April 26, 2005 to be counted in the final tabulation.
If you vote by telephone or Internet, please do not mail your voting instruction card.

ê    Please fold and detach card at perforation before mailing.    ê

VOTING INSTRUCTIONS	FMC TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

BANCO POPULAR DE PUERTO RICO, Trustee

You are instructed to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may come before the meeting, all shares of stock represented by my interest in the FMC Technologies, Inc. Stock Fund of the FMC Puerto Rico Savings and Investment Plan at the Annual Meeting of Stockholders of FMC Technologies, Inc. to be held on April 28, 2005, at 200 East Randolph Drive, Chicago, Illinois at 11:00 a.m. (C.S.T.) and any adjournment or postponement thereof, as follows. The matters to be voted upon are set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement.

THE UNDERSIGNED HEREBY REVOKES ANY VOTING INSTRUCTIONS HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

Dated: , 2005

Signature
Please sign exactly as name appears at left.

If you intend to vote by mail, please mark, sign, date, and return this voting instruction form promptly using the enclosed envelope.

YOUR VOTE IS IMPORTANT

Only the Trustee can vote your shares represented on this voting instruction form. You can ensure that your shares are represented at the meeting by voting by telephone or Internet, or by marking, signing and returning this voting instruction form promptly in the enclosed envelope.

ê  FOLD AND DETACH HERE  ê

VOTING INSTRUCTIONS	FMC TECHNOLOGIES, INC.

These voting instructions, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

Unless otherwise instructed prior to April 26, 2005, the Trustee WILL VOTE your shares FOR Proposal 1.

The Board of Directors recommends a vote FOR each of the nominees for Director.

1.    Election of two Directors to serve in Class I for a term expiring in 2008 as set forth in the Proxy Statement.

Nominees:	(01) Thomas M. Hamilton	(02) Richard A. Pattarozzi
❑ FOR	❑ Withheld	❑ For All Except

(Except nominee(s) written above).

NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE